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                                                                    EXHIBIT 10.1


                        CERTIFICATE OF AMENDMENT TO THE
                          CERTIFICATE OF INCORPORATION
                             OF NEODATA CORPORATION

        The undersigned, duly authorized officers of Neodata Corporation, a Delaware corporation (the "Corporation"), do hereby certify that:

        FIRST: The name of the Corporation is Neodata Corporation.

        SECOND: The Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 18, 1990.

        THIRD: Article FOURTH of the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") be, and it hereby is, amended and restated to read in its entirety as set forth on Exhibit A attached hereto and incorporated herein by reference.

        FOURTH: The aforementioned amendment to the Certificate of Incorporation was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware (the "DGCL"). Written consent of the Corporation's stockholders has been given in accordance with the provisions of
Section 228 of the DGCL and written notice has been given to nonconsenting stockholders as provided in Section 228(d) of the DGCL.

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        IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Amendment to be signed pursuant to Section 103(a)(2) of the DGCL by the undersigned duly authorized officers of the Corporation as of this fourth day of February, 1997.

                                        NEODATA CORPORATION

                                        By: /s/ A. LAURENCE JONES
                                            -------------------------------
                                            A. Laurence Jones
                                            Chief Executive Officer and
                                            President


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                                                               EXHIBIT A

        FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 87,090,000 shares, consisting of 63,000,000 shares of a class designated Common Stock, par value $0.01 per share ("Common Stock"), 3,000,000 shares of a class designated Nonvoting Common Stock, par value $0.01 per share ("Nonvoting Common
Stock"), and 21,090,000 shares of a class designated Preferred Stock, par value $0.01 per share ("Preferred Stock"), of which (i) 18,000,000 shares shall be designated Class A Convertible Preferred Stock (the "Class A Preferred Stock") (consisting of a series of preferred stock consisting of 9,000,000 shares to be designated Class A Convertible Preferred Stock - Series 1 (the "Series 1 Preferred Stock") and a Convertible Preferred Stock - Series 2 (the "Series 2 Preferred Stock")) and (ii) 3,090,000 shares shall be designated Class B Junior Convertible Preferred Stock (the "Class B Preferred Stock");

        A.      Provisions Relating to the Class A Preferred Stock.

                1. Ranking. The Class A Preferred Stock shall rank senior to the Common Stock, the Nonvoting Common Stock, the Class B Preferred Stock, and any other class or series of stock of the Corporation with respect to the payment of dividends and the distribution of assets upon the liquidation, dissolution, or winding up of the Corporation. The Series 1 Preferred Stock and Series 2 Preferred Stock shall rank pari passu other than as expressly set forth herein.

                2. Dividends. a. The holders of Class A Preferred Stock shall be entitled to receive cumulative cash dividends per annum per share as set forth in Section A.2(b) below payable out of funds of the Corporation legally available therefor, when, as, and if declared by the Board of Directors. Such dividends shall be payable quarterly in arrears on the last day of March, June, September, and December of each year (unless such day is not a business day, in which event on the next succeeding business day) (each, a "Dividend Payment Date"), commencing on the Dividend Payment Date in December 1994, to holders of record as they appear in the register of the Corporation for Class A Preferred Stock (the "Class A Preferred Stock Register") on the March 15, June 15, September 15, and December 15 immediately preceding such Dividend Payment Date.


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                        b. Dividends on each share of Class A Preferred Stock
will cumulate on the Liquidation Preference (as hereinafter defined) of such share on a quarterly basis at an annual rate equal to 10.0% of the Liquidation Preference thereof (the "Class A Dividends") from and including November 21, 1994 (the "Closing Date"), irrespective of the date any such share is issued, to and including the earlier of the date that (i) the Liquidation Preference of such share is paid in full or the date that (ii) such share is converted into Common Stock pursuant to Section A.5. Such dividends will cumulate without interest whether or not they have been declared and whether or not there are profits, surplus, or other funds of the Corporation legally available for the payment of dividends. All cumulated dividends that are not paid when due at the end of each quarter will cumulate without interest. Except as otherwise set forth herein, any dividend payments made with respect to Class A Preferred Stock shall be made in cash. As of any date and as to any share of Class A Preferred Stock or Class B Preferred Stock, the term "Liquidation Preference" shall mean $10.00; provided, however, in the case of the liquidation or winding up of the Corporation, and only in such case, all cumulated and unpaid dividends on any share of Class A Preferred Stock or Class B Preferred Stock outstanding at the time of such liquidation or winding up shall, immediately prior to such liquidation or winding up, be added to the Liquidation Preference of such share. Absent a liquidation or winding up of the Corporation, such cumulated and unpaid dividends shall be treated as otherwise set forth herein.

                        c. No dividends or distributions in cash or other property shall be paid or declared and set apart for payment on any date on or in respect of the Common Stock, the Nonvoting Common Stock, the Class B Preferred Stock, or any other class or series of stock issued by the Corporation ranking junior to the Class A Preferred Stock in payment of dividends or upon liquidation, dissolution, or winding-up of the Corporation (collectively, the "Class A Junior Securities")(any such dividend or distribution hereinafter referred to as a "Class A Junior Securities Distribution"), unless all dividends cumulated and unpaid on the outstanding shares of Class A Preferred Stock shall have been paid or contemporaneously are declared and paid in cash to the date of payment of such Class A Junior Securities Distribution; provided, however, that this sentence shall not apply to the payment of Exercise Price Dividends (as hereinafter defined). In no event will the Corporation be entitled to make a Class A Junior Securities Distribution nor otherwise redeem, purchase, or otherwise acquire for value any Class A Junior Securities while there are dividends cumulated and unpaid on the Class A Preferred Stock. Other than Exercise Price Dividends, all dividends and distributions declared or paid on Class A Preferred Stock must be declared or paid, as the case may be,


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on the Series 1 Preferred Stock and the Series 2 Preferred Stock pro rate in accordance with the respective Liquidation Preferences of such shares of series 1 Preferred Stock and Series 2 Preferred Stock at the time of such declaration.

                d. In addition to Class A Dividends, holders of Series 2 Preferred Stock shall also be entitled to receive, in the form of additional dividends, all amounts paid to the Corporation in satisfaction of amounts due upon exercise or conversion of all options and warrants outstanding on the Closing Date (and any options, rights, warrants or convertible securities into which such options or warrants may hereafter be converted or exchanged, other than options granted under the Company's Amended and Restated 1994 Stock Option Plan and any options, rights, warrants or convertible securities into which such options may hereafter be converted) (collectively with all options and warrants outstanding on the Closing Date, the "Existing Warrants") and exercisable for shares of Series 2 Preferred Stock and/or Common Stock out of funds of the Corporation legally available therefor, when, as, and if declared by the Board of Directors ("Exercise Price Dividends"). Such dividends will cumulate without interest whether or not they have been declared and whether or not there are profits, surplus, or other funds of the Corporation legally available for the payment of dividends. Except as otherwise expressly provided, Exercise Price Dividends shall be treated in the same manner as other dividends accruing on the Series 2 Preferred Stock for all purposes. Notwithstanding the prior provisions of this subparagraph (d) and any other provision hereof, in the event that any such Existing Warrants are exercised by any holder or holders thereof at any time prior to an "Exit Event", as hereinafter defined, and the Board of Directors determines in good faith that, notwithstanding the fact that the Corporation has legally available funds sufficient to declare an Exercise Price Dividend in respect of such exercise in full, the retention of the proceeds of such exercise of Existing Warrants is necessary for the financial well-being of the Corporation, such Exercise Price Dividends shall not be declared in cash but may, when,as, and if declared by the Board of Directors, be declared by the issuance of one or more Junior Subordinated Debentures of the Corporation issued in the form of Exhibit A1 attached hereto. As used herein, the term "Exit Event" shall mean the following: (i) the consummation of a Qualifying IPO, as hereinafter defined, (ii) the sale of all or substantially all of the assets of the Corporation and (iii) the merger or consolidation of the Corporation with or into another corporation or entity, pursuant to which the holders of common equity of the Corporation immediately prior to such event do not hold common equity in the surviving entity in substantially the same proportions after such event.






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        3.      Preference on Liquidation, etc. The Class A Preferred Stock
shall rank as to rights to dividends and distribution of assets upon dissolution, liquidation, or winding up of the Corporation senior to the Class A Junior Securities. In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, before any payment or distribution of the assets of the Corporation (whether capital or surplus), or proceeds thereof, shall be made to or set apart for the holders of shares of any Class A Junior Securities, the holders of shares of Class A Preferred Stock shall be entitled to receive, to the extent legally permitted, payment of an amount in cash equal to the Liquidation Preference per share held by them as of the date fixed for payment or distribution plus all dividends cumulated and unpaid thereon as of such date. If, upon any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, the assets of the Corporation, or proceeds thereof, distributed among the holders of shares of Class A Preferred Stock shall be insufficient to pay in full the respective preferential amounts on shares of Class A Preferred Stock (which preferential amount shall include the Liquidation Preference of all Class A Preferred Stock), then the entire assets, or the proceeds thereof, to be so distributed, shall be distributed among the holders of the Class A Preferred Stock ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. After payment of the full amount in cash of the Liquidation Preference to which the holders of Class A Preferred Stock are entitled, such holders will not be entitled to any further participation in any distribution of assets of the Corporation. For the purposes of this Section A.3, none of the merger or the consolidation of the Corporation into or with another corporation or entity, or the merger or consolidation of any other corporation or entity into or with the Corporation, or the voluntary sale, conveyance, exchange, transfer, or other disposition (for cash, shares or stock, securities, or other consideration) of all or substantially all the property or assets of the Corporation, shall be deemed to be a voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation so long as all outstanding shares of the Class A Preferred Stock are treated identically and all shares of the Class B Preferred Stock are treated identically, with it being understood that any security into which shares of Class B Preferred Stock are exchange or converted as a result of such merger, consolidation, sale, conveyance, exchange, transfer or other disposition, shall be and remain junior to any security into which the Class A Preferred Stock are so exchanged or converted in right of payment of dividends and distributions and upon the liquidation or winding up of the Corporation to (and only to) the same extent set forth herein.


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        4.      Cancellation of Shares. Shares of Class A Preferred Stock that have been issued and have been redeemed, repurchased, exchanged, converted, or otherwise reacquired in any manner by the Corporation (i) shall be retired and shall not be reissued as Class A Preferred Stock, and (ii) shall resume the status of authorized but unissued and non-designated shares of preferred stock of the Corporation.

        5.      Conversion.

                a.      Mandatory Conversion.

                (1) IPO Conversion. Immediately prior to the consummation of a Qualifying IPO (as hereinafter defined), each share of Class A Preferred Stock outstanding as of the Conversion Time (as defined in Section A.5(b)(3)) shall be converted (an "IPO Conversion") as of the Conversion Time at the Conversion Rate (as hereinafter defined) then in effect into fully paid and nonassessable shares of Common Stock. The term "Conversion Rate" means (i) with respect to Series 1 Preferred Stock, a number of shares of Common Stock per share of Series 1 Preferred Stock equal to the quotient obtained by dividing (1) 25,000,000 (adjusted appropriately to reflect stock splits, stock dividends, redemptions and stock combinations) by (2) the number of shares of Series 1 Preferred Stock outstanding on a fully-diluted basis immediately prior to the Conversion Time, subject to adjustment from time to time pursuant to Section A.5(c) or (ii) with respect to Series 2 Preferred Stock, a number of shares of Common Stock per share of Series 2 Preferred Stock equal to the quotient obtained by dividing (1) the difference obtained by subtracting the number of shares of Qualifying Common Stock (as hereinafter defined) outstanding on a fully diluted basis immediately prior to the Conversion Time from 25,000,000 (adjusted appropriately to reflect stock splits, stock dividends and stock combinations) by (2) the number of shares of Series 2 Preferred Stock outstanding on a fully diluted basis immediately prior to the Conversion Time. As used herein, the term "Qualifying Common Stock" shall mean all shares of Common Stock then outstanding on a fully diluted basis, excluding for all purposes of such calculation and without duplication:
        (A) all shares of Common Stock (other than shares of Common Stock issued upon exercise of Existing Warrants) and securities convertible into or exercisable for shares of Common Stock issued on or after June 26, 1996 and all shares of Common Stock issued or issuable upon conversion of any shares of Nonvoting


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        Common Stock after June 26, 1996 and (B) all shares of Common Stock issued or issuable upon conversion of any shares of Class A Preferred Stock and Class B Preferred Stock. The Conversion Rate with respect to the Series 1 Preferred Stock shall be subject to adjustment from time to time pursuant to Section A.5(c). The Conversion Rate with respect to the Series 2 Preferred Stock shall not be adjustable except in the case of
        (i) the subdivision by the Corporation of its outstanding shares of Common Stock or Nonvoting Common Stock into a greater number of shares,
        (ii) combination of its outstanding shares of Common Stock or Nonvoting Common Stock into a smaller number of shares, or (iii) payment by the Corporation of a dividend or distribution to all holders of Common Stock or Nonvoting Common Stock that is paid or made in shares of Common Stock or Nonvoting Common Stock, in each which case the Conversion Rate applicable to the Series 2 Preferred Stock shall be adjusted by multiplying the Conversion Rate immediately prior to such transaction by a fraction, the numerator of which shall be the number of shares of Common Stock and Nonvoting Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock and Nonvoting Common Stock that were outstanding immediately before such event. All cumulated and unpaid dividends on the Class A Preferred Stock shall, immediately prior to the consummation of a Qualifying IPO, be converted into a number of shares of Common stock which shall be equal to the quotient obtained by dividing (1) the aggregate dollar amount of such cumulated and unpaid dividends on such Class A Preferred Stock by (2) the current market price (as determined in accordance with Section B.5(e) hereof) as of the Conversion Time of one share of Common Stock. The number of shares of Common Stock determined in accordance with the prior sentence shall be distributed to the holders of Class A Preferred Stock, pro rata as their interests appear in the Class A Preferred Stock Register.

                (2) Consent Conversion. Upon the consummation of a Consent Conversion (as hereinafter defined), each share of Class A Preferred Stock shall be converted as of the Conversion Time at the Conversion Rate then in effect into fully paid and nonassessable shares of Common Stock. Upon obtaining the affirmative vote or written consent of each of
        (i) two-thirds of the Class A Preferred Stock voting as a class, (ii) the holders of a majority of the Series 1 Preferred Stock, and (iii) the holders of a majority of the Series 2 Preferred Stock expressly approving the conversion of the Class A Preferred Stock into Common Stock (a "Consent Conversion"), one


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
or more holders of shares of Class A Preferred Stock shall deliver an irrevocable written notice (the "Consent Conversion Notice") to the Corporation specifying the date as of which such conversion is to be effective (which date shall not be less than 30 days nor more than 60 days following the date of such notice) and any other terms of such Consent Conversion, certifying that the conversion of such shares as of such date has been expressly approved as required by this sentence. All cumulated and unpaid dividends on the Class A Preferred Stock shall, immediately prior to the consummation of a Consent Conversion, be converted into a number of shares of Common Stock which shall be equal to the quotient obtained by dividing (1) the aggregate dollar amount of such cumulated and unpaid dividends on the Class A Preferred Stock by (2) the current market price (as determined in accordance with Section B.5(e) hereof) as the Conversion Time of one share of Common Stock. The number of shares of Common Stock determined in accordance with the prior sentence shall be distributed to the holders of Class A Preferred Stock, pro rata as their interests appear in the Class A Preferred Stock Register.

        (3) Redemption Conversion. Each holder of Class A Preferred Stock shall have the right, by delivery of written notice to the Corporation within 10 days after receiving a Class A Redemption Notice (as defined in Section A.6), to convert (a "Redemption Conversion") any or all of such holder's shares of Class A Preferred Stock at the Conversion Rate in effect as of the Class A Redemption Date (as defined in Section A.6) into fully paid and nonassessable shares of Common Stock. Such notice shall specify (i) the number of shares of Class A Preferred Stock so to be converted and (ii) the name or names (with address) in which a certificate or certificates evidencing shares of Common Stock are to be issued. In conjunction with a Redemption Conversion, all cumulated and unpaid dividends on each share of the Class A Preferred Stock to be so redeemed shall, immediately prior to the consummation of a Redemption Conversion, be converted into a number of shares of Common Stock which shall be equal to the quotient obtained by dividing (1) the aggregate dollar amount of such cumulated and unpaid dividends on such Class A Preferred Stock by (2) the current market price (as determined in accordance with Section B.5(e) hereof) as of the Conversion Time of one share of Common Stock. The number of shares of Common Stock determined in accordance with the prior sentence shall be distributed to such holder of Class A Preferred Stock who has elected a Redemption Conversion.


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        b.      Conversion Procedures.

        (1) The Corporation shall deliver written notice (a "Conversion Notice") to all holders of record of Class A Preferred Stock (as such holders appear in the Class A Preferred Stock Register (i) as of the date chosen by the Board of Directors as the record date for determining holders of Class A Preferred Stock entitled to convert such shares in the IPO Conversion or (ii) as of the date the Consent Conversion was approved, as applicable) as soon as practicable after receipt by the Corporation of a notice meeting the requirements imposed by Section A.5(a)(2) indicating that a Consent Conversion has been approved or within 10 days prior to the consummation of a Qualifying IPO, as applicable, requesting that each holder of Class A Preferred Stock deliver such holder's certificate(s) representing all such shares to the Corporation for conversion into shares of Common Stock in accordance with Section A.5(a). Except as otherwise required by applicable law, the failure to give any such notice, or any defect therein, shall not affect the validity of such conversion.

        (2) Not less than five days prior to the Conversion Time in respect of the occurrence of an IPO Conversion, a Consent Conversion, or a Redemption Conversion, each holder of shares of Class A Preferred Stock whose shares are to be converted in connection with such event shall surrender the certificate or certificates evidencing such shares at the office of the transfer agent for the Class A Preferred Stock, which certificate or certificates shall be duly endorsed to the Corporation or in blank, or accompanied by proper instruments of transfer to the Corporation or in blank. Any such certificates that are not so surrendered in accordance herewith shall be deemed, upon the Conversion Time (as hereinafter defined), to represent only the right to receive such shares of Common Stock into which such shares of Class A Preferred Stock are to convert as of such time in accordance with Section A.5(a).

        (3) The shares of Class A Preferred Stock shall be deemed to convert into shares of Common Stock (i) immediately prior to the consummation of a Qualifying IPO (in the case of an IPO Conversion), or (ii) as of the effective date of conversion specified in the Consent Conversion Notice (in the case of a Consent Conversion), or (iii) as of the Class A Redemption Date (in the case of a Redemption Conversion) (each, a "Conversion Time"), as applicable.


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        (4)     Notwithstanding any other provision hereof, immediately prior to any conversion, all cumulated and unpaid Exercise Price Dividends shall be declared and paid in cash to the holders of Series 2 Preferred Stock.

        (5) The Corporation shall, as soon as practicable after surrender of certificates evidencing shares of Class A Preferred Stock accompanied by or in response to an applicable Conversion Notice relating to such shares and compliance with any other conditions herein contained or reasonably required by the Corporation, deliver at the office of the Corporation's transfer agent (which may be the Secretary of the Corporation, if the Corporation so desires) for transmittal to the Person (as hereinafter defined) for whose account such shares of Class A Preferred Stock were so surrendered, or to the nominee or nominees of such Person, certificates evidencing the number of full shares of Common Stock to which such Person shall be entitled as aforesaid. Such conversion shall be deemed to have been made as of the Conversion Time so that the rights of the holder thereof as to the shares being converted shall cease except for the right to receive shares of Common Stock in accordance herewith, and the Person(s) entitled to receive the Common Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

        (6) Notwithstanding any other provision hereof, at the time of any conversion of shares of Class A or Class B Preferred Stock, no fractional share of Common Stock shall be issued to any holder of Class A or Class B Preferred Stock, but, in lieu thereof, any such holder shall be paid by the Corporation, in cash, an amount equal to the current market price of one share of Common Stock, determined pursuant to Section A.5(c)(5) hereof, times the fraction (which shall be less than one) representing such fractional share. For purposes of this provision, all shares of Class A or Class B Preferred Stock registered in the name of any holder shall be aggregated and whole shares of Common Stock shall be delivered to such holder to the extent possible, with any fractional remainder paid in accordance with the previous sentence.

        c. Adjustment of Conversion Rate. The Conversion Rate applicable to shares of Series 1 Preferred Stock shall be subject to adjustment from time to time as follows:


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
        (1) In case the Corporation shall pay a dividend or make a distribution to all holders of its Common Stock or Nonvoting Common Stock that is paid or made in shares of Common Stock or Nonvoting Common Stock, (2) subdivide its outstanding shares of Common Stock or Nonvoting Common Stock into a greater number of shares, or (3) combine its outstanding shares of Common Stock or Nonvoting Common Stock into a smaller number of shares, then in each such case the Conversion Rate in effect immediately prior thereto shall be adjusted by multiplying the Conversion Rate immediately prior to such transaction by a fraction, the numerator of which shall be the number of shares of Common Stock and Nonvoting Common Stock outstanding immediately after such event and the denominator of which shall be number of shares of Common Stock and Nonvoting Common Stock that were outstanding immediately before such event. An adjustment made pursuant to this Section A.5(c)(1) shall become effective
(a) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock or Nonvoting Common Stock entitled to receive such dividend or distribution or (b) in the case of any such subdivision, reclassification, or combination, at the close of business on the day upon which such corporate action becomes effective.

        (2) In case the Corporation shall at any time or from time to time issue shares of Common Stock or Nonvoting Common Stock (or rights, options, or warrants to subscribe for or purchase, or securities convertible into, shares of Common Stock or Nonvoting Common Stock) to any holders of Common Stock or Nonvoting Common Stock at a price per share less than the then-current market price per share (determined as provided below), then the Conversion Rate in effect immediately prior to such issuance shall be increased by multiplying such Conversion Rate by a fraction of which (A) the numerator shall be the sum of (i) the number of shares of Common Stock and Nonvoting Common Stock outstanding on such date plus (ii) the number of shares of Common Stock and Nonvoting Common Stock issued (or into which the convertible securities issued may convert or for which the rights, warrants, or options issued may be exercised) and (B) the denominator shall be the sum of (i) the number of shares of Common Stock and Nonvoting Common Stock outstanding on such date plus (ii) the number of shares of Common Stock and Nonvoting Common Stock which the aggregate consideration received or receivable by the Corporation for the total number of shares so offered (or into which the convertible securities



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
may convert or which may be issued upon exercise of such rights, options, or warrants) would purchase at such then-current market price, such increase to become effective immediately after the opening of business on the day following the date of issuance; provided, however, that in the event that all the shares of Common Stock or Nonvoting Common Stock offered are not delivered upon the exercise of such rights, options, or warrants, or upon the conversion of such convertible securities, then upon the expiration of such rights, options, or warrants, or the right to convert such convertible securities, the Conversion Rate shall be readjusted to the Conversion Rate which would have been in effect had the numerator and the denominator of the foregoing fraction and the resulting adjustment been made based upon the number of shares of Common Stock and Nonvoting Common Stock actually delivered, and the consideration actually received by the Corporation, upon the exercise of such rights, options, or warrants, or upon the conversion of such convertible securities. For purposes of this Section A.5(c)(2), the aggregate consideration received or receivable by the Corporation in connection with the issuance of shares of Common Stock, Nonvoting Common Stock or securities convertible into or evidencing the right to purchase shares of Common Stock or Nonvoting Common Stock shall be equal to the sum of the aggregate offering price (before deduction of underwriting discounts and commissions, or similar placement costs and expenses) of all such securities plus the minimum aggregate amount, if any, payable upon conversion of such convertible securities into, or upon exercise of such rights, warrants, or options for, shares of Common Stock or Nonvoting Common Stock.

             (3) Notwithstanding anything herein to the contrary, the following shall not be deemed to constitute an issuance of Common Stock or Nonvoting Common Stock or rights, warrants, or options to purchase Common Stock or Nonvoting Common Stock or convertible securities convertible into Common Stock or Nonvoting Common Stock to which Section A.5(c)(2) above applies: (i) the issuance after the Closing Date of options and/or rights (including as a result of the conversion of Nonvoting Common Stock to Common Stock) exercisable for an aggregate of up to 2,631,579 shares of Common Stock on a fully-diluted basis (as such number may hereafter be adjusted as a result of any stock split, stock dividend, reverse split or other capital adjustment generally applied to all Common Stock) pursuant to any present or future stock option, stock purchase, or other similar employee benefit plan, (ii) the issuance of any




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Series 2 Preferred Stock, Nonvoting Common Stock and/or Common Stock as a
result of the exercise or conversion of any options and rights issued pursuant to clause (i) immediately above, (iii) the issuance of Common Stock and/or Series 2 Preferred Stock upon exercise of any warrants, rights, and/or options, or upon conversion of any convertible securities, outstanding as of the Closing Date, and (iv) the issuance of Common Stock upon conversion of any share of Class A Preferred Stock and/or Class B Preferred Stock authorized on the date hereof.

                (4) In case the Corporation shall, by dividend or otherwise, distribute to all holder of its Common Stock or Nonvoting Common Stock (including any distributions made in connection with a consolidation or merger in which the Corporation is the surviving entity) evidences of its indebtedness, cash (excluding ordinary cash dividends paid out of retained earnings of the Corporation), other assets, or rights or warrants to subscribe for or purchase any debt security (excluding those referred to in Section A.5(c)(2) above), then in each such case the Conversion Rate shall be adjusted upon such distribution so that the adjusted Conversion Rate shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the then-current market price per share (determined as provided below) of the Common Stock on the date fixed for such determination and the denominator shall be such current market price per share of the Common Stock less the amount of cash and the then fair market value (as reasonably determined by the Board of Directors in its good faith judgement, which determination shall be described in a resolution of the Board of Directors) of the portion of the assets, rights, or evidences of indebtedness so distributed applicable to one share of Common Stock or Nonvoting Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution.

                (5) For the purpose of any computation under Section A.5(b)(6), A.5(c)(2) or A.5(c)(4) above, the current market price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the 60 consecutive trading days before the day in question. The closing price for each day shall be the last reported sale price, or, in case no such reported sale takes place on such day, the closing bid price, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq National Market, the fair market value set of shares of Common Stock as established by the Board of Directors in good faith. The term "trading day" means a day on which the national securities exchange or the Nasdaq National Market used to determine the closing price is open for the transaction of business or the reporting of trades.

        (6) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in such rate; provided, however, that the Corporation may make any such adjustment at its election; and provided, further, that any adjustments which by reason of this Section A.5(c)(6) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section A.5(c) shall be made to the nearest .000000001 of a cent or to the nearest .000000001 of a share, as the case may be.

        (7) For purposes of any computation made under this Section A.5(c), the value of any consideration (other than cash) to be received by the Corporation upon the issuance of any Common Stock or Nonvoting Common Stock, or upon the issuance of any rights, options, or warrants exercisable for, or convertible securities convertible into, Common Stock or Nonvoting Common Stock (whether any such rights, options, warrants, or convertible securities are issued singularly or as a portion of any unit consisting of more than one kind of security), and the value of any evidences of indebtedness or shares or assets, shall be the fair market value thereof, reasonably determined in the good faith judgement of the Board of Directors.

        (8) Whenever the Conversion Rate is required to be adjusted as provided in any provision of this Section A.5(c):

                        (a) the Corporation shall compute the adjusted Conversion Rate in accordance with this Section A.5(c) and shall prepare a certificate signed by the principal financial officer of the Corporation setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based and such certificate shall forthwith be filed with transfer agent of the Class A Preferred Stock or, if there is no transfer agent for the Class A Preferred Stock, the secretary of the Corporation; and

                        (b) the Corporation shall prepare as promptly as practicable after such adjustment, and shall mail, a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate to all record holders of Class A Preferred Stock at their last addresses as they shall appear in the Class A Preferred Stock Register.

                (9) In the event that at any time, as a result of any adjustment made pursuant to this Section A.5, the holder of any shares of Class A Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of Common Stock or to receive any other securities, the number of such other shares or securities so receivable upon conversion of any share of Class A Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in this Section A.5 with respect to the Common Stock.

                d. Reclassification, Consolidation, Merger or Sale of Assets. In case of any reclassification of the Common Stock, any consolidation of the Corporation with, or merger of the Corporation into, any other Person, any merger of another Person into the Corporation (other than in such a consolidation or a merger in which the Corporation is the surviving or continuing corporation and which does not result in any reclassification, conversion, exchange, or cancellation of outstanding shares of Common Stock of the Corporation), any sale, lease, exchange, or transfer of all or substantially all the assets of the Corporation, then lawful provision shall be made as part of the terms of such transaction whereby the holder of each share of Class A Preferred Stock then outstanding shall have the right thereafter to convert such share only into the kind and amount of securities, cash, and other property receivable upon such reclassification, consolidation, merger, sale, or transfer by a holder of the number of shares of Common Stock of the Corporation into which such share of Class A Preferred Stock might have been converted immediately prior to such reclassification, consolidation, merger, sale, or transfer. The Corporation, the Person formed by such consolidation or resulting from such merger (if other than the Corporation), or which acquires such assets or which acquires the Corporation's shares, as the case may be, shall make provision in its certificate or articles of incorporation or other constituent document to establish the right set forth in the immediately preceding sentence. Such certificate or articles of incorporation or other constituent document shall provide for adjustments which, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section A.5. The above provisions shall similarly apply to successive reclassifications, consolidations, mergers, sales, or transfers.

                    e. Reservation of Shares; Transfer Taxes; Etc. The Corporation shall at all times reserve and keep available, out of its authorized stock, solely for the purpose of effecting the conversion of the Class A Preferred Stock, such number of shares of its Common Stock, free of preemptive or similar rights, as shall from time to time be sufficient to effect the conversion of all shares of Class A Preferred Stock from time to time outstanding. The Corporation shall from time to time, in accordance with the laws of the State of Delaware, increase the authorized number of shares of Common Stock if at any time the number of authorized and unissued shares of Common Stock shall not be sufficient to permit the conversion of all the then outstanding shares of Class A Preferred Stock.

                     The Corporation shall pay any and all documentary stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of the Class A Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Common Stock (or other securities or assets) in a name other than that of the record holder of the shares to be converted and no such issue or delivery shall be made unless and until the Person requesting such issue or delivery has paid to the Corporation the amount of such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

                f.      Prior Notice of Certain Events. In case

                (1) the Corporation shall take any action that would result in an adjustment under Section A.5(c) hereof to the Conversion Rate; or

                (2) the Corporation shall take any action described in Section A.5(d) hereof; or

                (3) of the voluntary or involuntary dissolution, liquidation, or winding up of the Corporation;

then the Corporation shall cause to be filed with the transfer agent for the Class A Preferred Stock (or, if there is no transfer agent for the Class A Preferred Stock at the time of such event, then the secretary of the Corporation) and shall cause to be mailed to the holders of record of the Class A Preferred Stock, at their last addresses as they shall appear in the Class A Preferred Stock Register, at least 20 days prior to the applicable date hereinafter specified, a notice stating (x) the date of the action to be taken by the Corporation that would result in an adjustment to the Conversion Rate pursuant to Section A-5(c) hereof, (y) the date on which a record (if any) is to be taken for the purpose of determining the holders of Common Stock entitled to any dividend, distribution, redemption, repurchase, or granting of rights, options, or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to any dividend, distribution, redemption, repurchase, or granting of rights, options, or warrants are to be determined or (z) the date on which any reclassification, consolidation, merger, sale, transfer, dissolution, liquidation, or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon any reclassification, consolidation, merger, sale, transfer, dissolution, liquidation, or winding up (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

        6. Optional Redemption. The Class A Preferred Stock is not subject to mandatory redemption, sinking fund, or other similar provisions. All shares of Class A Preferred Stock may be redeemed at the Corporation's option (to the extent the Corporation lawfully may do so) at any time, in whole but not in part, at a redemption price per share (the "Class A Redemption Price") equal to the

Liquidation Preference per share as of the Class A Redemption Date (as hereinafter defined) plus all cumulated and unpaid dividends thereon as of such date.

        The Corporation shall cause to be mailed to each holders of Class A Preferred Stock at his last address as it shall appear in the Class A Preferred Stock Register, at least 20 days and not more than 30 days prior to the date of such redemption, a notice (the "Class A Redemption Notice") stating the date on which such redemption is expected to take place (the "Class A Redemption Date"). Except as otherwise required by applicable law, the failure to give any such notice, or any defect therein, shall not affect the validity of such redemption.

        On the Class A Redemption Date, each holder of shares of Class A Preferred Stock shall surrender all certificates representing such shares to the Corporation at its principal place of business or as otherwise specified in the Class A Redemption Notice, and thereupon the Class A Redemption Price shall be paid for each of such shares to the order of the Person whose name appears on such certificate or certificates and each surrendered certificate shall be canceled. Notice having been given as aforesaid, from and after the Class A Redemption Date, unless there shall have been default in payment of the Class A Redemption Price, all rights of the holders of shares of Class A Preferred Stock, except the right to receive the Class A Redemption Price without interest upon surrender of their certificate or certificates, shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. In addition, from and after the date the Corporation shall irrevocably deposit an amount equal to the Class A Redemption Price of the shares of Class A Preferred Stock to be redeemed in trust for the holders of such shares with a bank having capital and surplus in excess of $100 million, which bank shall be named in the Class A Redemption Notice, all rights of the holders of shares of Class A Preferred Stock, except the right to receive such Class A Redemption Price without interest upon surrender of their certificate or certificates, shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to outstanding for any purpose whatsoever.

        The Corporation will not, and will not permit any subsidiary of the Corporation to, purchase or acquire any shares of Class A Preferred Stock otherwise than pursuant to the terms of this Section A.6 or pursuant to an offer made ratably (based on the respective Liquidation Preferences of the Class A Preferred Stock) to all holders of the Class A Preferred Stock at the time outstanding.

        7.      Voting.

                a. General. The holders of Class A Preferred Stock will not have any voting rights except as set forth in Sections A.5(a)(2), A.7(b), A.8(a), A.9, and A.10(e), or as otherwise from time to time required by law. In connection with any right to vote, each holder of Class A Preferred Stock will have one vote for each share held. Any shares of Class A Preferred Stock held by the Corporation or any entity controlled by the Corporation shall not have voting rights hereunder and shall not be counted in determining the presence of a quorum.

                b. Advisory Director. The holders of Series 1 Preferred Stock shall have the right, voting together as a class to the exclusion of any other capital stock of the Corporation, to vote for and elect one advisory director, who shall have the right to have notice of and attend all meetings of the Board of Directors and the committees of the Board of Directors, but who shall not have the right to vote on any matter before the Board of Directors or any such committee.

        8.      Covenants.

                a. No Senior or Pari Passu Stock. So long as any share of Class A Preferred Stock is issued and outstanding, the Corporation shall not, without the affirmative vote or written consent of each (i) two-thirds of the Class A Preferred Stock voting as a class, (ii) the holders of a majority of the Series 1 Preferred Stock, and (iii) the holders of a majority of the Series 2 Preferred Stock, authorize or issue any shares of preferred stock (either of the same or of a different class as the Class A Preferred Stock) or of any other class or series of capital stock, that has powers, preferences, or rights superior or preferable to, or on a parity with, the powers, preferences, and rights of the Class A Preferred Stock, whether with respect to dividend payments, redemption rights, premiums or redemptions, sinking fund provisions, conversion rights, liquidation rights, or otherwise, or any securities convertible into or exchangeable or exercisable for any such superior, preferred or pari passu securities. Notwithstanding the foregoing, the issuance by the Corporation of an aggregate of 8,600,000 shares of Series 1

Preferred Stock and 8,600,000 shares of Series 2 Preferred Stock on the Closing Date is expressly permitted.

                b. Qualifying IPO Requirement. So long as any shares of Series 1 Preferred Stock are issued and outstanding, the Corporation shall not, without the prior written consent of the holders of a majority of the Series 1 Preferred Stock, consummate a public offering of equity securities or securities exercisable for equity securities pursuant to an effective registration statement on Form S-1, Form S-4, or equivalent form, under the Securities Act of 1933, as amended (a "Public Offering"), of any class or series of equity securities (or any securities convertible into any class or series of equity securities), unless such Public Offering would constitute a Qualifying IPO. The term "Qualifying IPO" means a Public Offering (i) resulting in aggregate gross proceeds of at least $25 million, (ii) as a result of which, the Company has shares of Common Stock that are qualified for trading on the Nasdaq National Market System and (iii) immediately after which the value of the shares of Common Stock issued or issuable upon conversion of the Series 1 Preferred Stock pursuant to and in accordance with Section A.5, as determined by the price, before underwriting discounts and commissions, at which Common Stock is sold in such Public Offering, is at least equal to the aggregate Liquidation Preference (excluding cumulated dividends) of the Series 1 Preferred Stock and the Class B Preferred Stock outstanding immediately prior to the Public Offering, but after giving pro forma effect to any redemption of Series 1 Preferred Stock and/or Class B Preferred Stock to be redeemed for cash in connection with or from the proceeds from such Public Offering and further reduced, without duplication, by the amount of any prior redemptions of Series
1 Preferred Stock and Class B Preferred Stock. Immediately prior to the consummation of a Qualifying IPO, all shares of Class A Preferred Stock then issued and outstanding shall be converted into Common Stock pursuant to Section
A.5. In order to receive shares of Common Stock into which such Class A Preferred Stock has been converted, Holders of Class A Preferred Stock must comply with the provisions of Section A.5.

        9.      Amendments; Modifications; Repeal.

                a. So long as any shares of Series 1 Preferred Stock are issued and outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least a majority of the shares of Series 1 Preferred Stock at the time outstanding, voting as a separate class, amend, modify, or repeal any provision of the Certificate of Incorporation relating to the Series 1 Preferred Stock, or, if such amendment, modification, or repeal would adversely affect the powers, preferences, or special rights of the shares of Series 1 Preferred Stock, any other provision of the Certificate of Incorporation; provided, however, that without the consent of each affected holder of a share of Series 1 Preferred Stock, no such amendment, modification, or repeal shall (i) reduce the number of shares whose holders must consent to an amendment, modification, or repeal; (ii) reduce the rate of or extend the time for payment of dividends on any share or change the form of such payment; (iii) reduce the amount of any redemption payment or extend the time for payment thereof; or (iv) waive any arrearage in the payment of any dividend, any redemption payment, or the Liquidation Preference of any share of Series 1 Preferred Stock, or reduce the amount of the Liquidation Preference of the Series 1 Preferred Stock.

                        b. So long as any shares of Series 2 Preferred Stock are issued and outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least a majority of the shares of Series 2 Preferred Stock at the time outstanding, voting as a separate class, amend, modify, or repeal any provision of the Certificate of Incorporation relating to the Series 2 Preferred Stock or, if such amendment, modification, or repeal would adversely affect the powers, preferences, or special rights of the shares of Series 2 Preferred Stock, any other provision of the Certificate of Incorporation; provided, however, that without the consent of each affected holder of a share of Series 2 Preferred Stock, no such amendment, modification, or repeal shall (i) reduce the number of shares whose holders must consent to an amendment, modification, or repeal; (ii) reduce the rate of or extend the time for payment of dividends on any share or change the form of such payment; (iii) reduce the amount of any redemption payment or extend the time for payment thereof; or (iv) waive any arrearage in the payment of any dividend, any redemption payment, or the Liquidation Preference of any share of Series 2 Preferred Stock, or reduce the amount of the Liquidation Preference of the Series 2 Preferred Stock.

                10.     General Provisions.

                        a. The term "Person" as used herein means any corporation, partnership, trust, organization, association, other entity, or individual.

                        b. The term "outstanding," when used with reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation.

                        c. The headings of the sections herein are for convenience of reference only and shall not define, limit, or affect any of the provisions hereof.

                        d. Each holder of Class A Preferred Stock, by acceptance thereof, acknowledges and agrees that any and all payments of dividends and distributions on, and redemption and repurchase of, such securities by the Corporation shall at all times be subject to (i) any and all restrictions, including restrictions resulting indirectly from financial coverage limitations and ratios, contained in (A) the Credit Agreement, dated as of May 5, 1993 (as amended, the "Credit Agreement"), among Neodata Services, Inc., a Delaware corporation and wholly-owned subsidiary of the Corporation ("Services"), Heller Financial, Inc., and the Lenders named therein and (B) the Indenture, dated as of May 5, 1993 (as amended, the "Senior Note Indenture"), between Services and Ameritrust Texas National Association; and (ii) any and all applicable state or federal laws (including, without limitation, 8 Del. C. Sections 160, 170), rules, and regulations and any and all orders of any state or federal governmental authority.

                        e. Without the affirmative vote or consent of the holders of at least two-thirds of the shares of Class A Preferred Stock at the time outstanding, voting as a separate class, the Corporation will not voluntarily file any proceeding under Title 11 of the U.S. Code or any similar successor statute.

                11. Taxes. The Corporation shall pay any and all documentary, stamp, or similar issue or transfer tax that may be payable in respect of the redemption of any of the Class A Preferred Stock pursuant to Section A.6 hereof; provided, however, that the Corporation shall not in any event be required to pay any federal, state, or local income or other taxes of any holder of Class A Preferred Stock or Common Stock resulting from such redemption.

        B.     Provisions Relating to the Class B Preferred Stock.

                1. Ranking. The Class B Preferred Stock shall rank senior to the Common Stock, the Nonvoting Common Stock, and to any other class or series of stock or equity securities of the Corporation, other than the Class A Preferred Stock, with respect to the payment of dividends and the distribution of assets upon the liquidation, dissolution, or winding up of the Corporation.

        2. Dividends. a. The holders of Class B Preferred Stock shall be entitled to receive cumulative cash dividends per annum per share as set forth in Section B.2(b) below payable out of funds of the Corporation legally available therefor, when, as, and if declared by the Board of Directors. Such dividends shall be payable quarterly in arrears on each Dividend Payment Date, commencing on the Dividend Payment Date in December 1994 to holders of record as they appear in the register of the Corporation for the Class B Preferred Stock (the "Class B Preferred Stock Register") on the March 15, June 15, September 15, and December 15 immediately preceding such Dividend Payment Date.

                b. Dividends on each share of Class B Preferred Stock will cumulate on the Liquidation Preference (as defined in Section A(2)(b)) of such share on a quarterly basis at an annual rate equal to 10.0% from and including the Closing Date to and including the earlier of the date that (i) the Liquidation Preference of such share is paid in full or (ii) such share is converted into Common Stock pursuant to Section B.5. Such dividends will cumulate without interest whether or not they have been declared and whether or not there are profits, surplus, or other funds of the Corporation legally available for the payment of dividends. All cumulated dividends that are not paid when due at the end of each quarter will cumulate without interest. Unless otherwise expressly provided herein, any dividend payments made with respect to Class B Preferred Stock shall be made in cash.

                c. No dividends or distributions in cash or other property shall be paid or declared and set apart for payment on any date on or in respect of the Common Stock or the Nonvoting Common Stock, or on any other class or series of stock issued by the Corporation ranking junior to the Class B Preferred Stock in payment of dividends or upon liquidation, dissolution, or winding-up of the Corporation (collectively, the "Class B Junior Securities") (any such dividend or distribution hereinafter referred to as a "Class B Junior Securities Distribution") unless all dividends cumulated and unpaid on the outstanding shares of Class B Preferred Stock shall have been paid or contemporaneously are declared and paid in cash through the last preceding Dividend Payment Date. In no event will the Corporation be entitled to make a Class B Junior Securities Distribution nor otherwise redeem, purchase, or otherwise acquire for value any Class B Junior Securities while there are dividends cumulated and unpaid on the Class B Preferred Stock. Nothing contained herein shall in any way restrict the declaration, payment, or distribution of dividends or other distributions in cash, shares of capital stock, securities of the Corporation convertible into or exchangeable for any capital stock, or other property for payment on any date or in respect of the Class A Preferred Stock.

        3. Preference on Liquidation, etc. The Class B Preferred Stock shall rank as to rights to dividends and distribution of assets upon dissolution, liquidation, or winding up of the Corporation (i) senior to the Class B Junior Securities and (iii) junior to the Class A Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, before any payment or distribution of the assets of the Corporation (whether capital or surplus), or proceeds thereof, shall be made to or set apart for the holders of shares of any Class B Junior Securities, the holders of shares of Class B Preferred Stock shall be entitled to receive, to the extend legally permitted, payment of an amount in cash equal to the Liquidation Preference per share held by them as of the date fixed for payment or distribution. If, upon any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, the assets of the Corporation, or proceeds thereof, distributed among the holders of shares of Class B Preferred Stock shall be insufficient to pay in full the respective preferential amounts on shares of Class B Preferred Stock (which preferential amount shall include the Liquidation Preference of all Class B Preferred Stock) then the entire assets, or the proceeds thereof, to be so distributed, shall be distributed among the holders of the Class B Preferred Stock ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. After payment of the full amount in cash of the Liquidation Preference to which the holders of Class B Preferred stock are entitled, such holders will not be entitled to any further participation in any distribution of assets of the Corporation. For the purposes of this Section B.3, none of the merger or the consolidation of the Corporation into or with another corporation or entity, or the merger or consolidation of any other corporation or entity into or with the Corporation, or the voluntary sale, conveyance, exchange, transfer, or other disposition (for cash, shares of stock, securities, or other consideration) of all or substantially all the property or assets of the Corporation,shall be deemed to be a voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation so long as all outstanding shares of the Class A Preferred Stock are treated identically and all shares of the Class B Preferred Stock are treated identically, with it being understood that any security into which shares of Class B Preferred Stock are exchanged or converted as a result of such merger, consolidation, sale, conveyance, exchange, transfer or other disposition, shall be and remain junior to any security into which the Class A Preferred Stock are so exchanged or converted in right of payment of dividends and distributions and upon the liquidation or winding up of the Corporation to (and only to) the same extent set forth herein.

        4. Cancellation of Shares. Shares of Class B Preferred Stock that have been issued and have been redeemed, repurchased, exchanged, converted, or otherwise reacquired in any manner by the Corporation (i) shall be retired and shall not be reissued as Class B Preferred Stock, and (ii) shall resume the status of authorized but unissued and non-designated shares of preferred stock of the Corporation.

        5.      Conversion.

                a. Mandatory Conversion. Unless the Class B Preferred Stock has theretofore been called for redemption (except as limited by Section B.6 hereof), upon the conversion and/or redemption of all Class A Preferred Stock (a "Conversion Event"), the Class B Preferred Stock shall be converted into a number of shares of Common Stock equal to the quotient obtained by dividing (1) the product obtained by multiplying (A) the number of shares of Class B Preferred Stock outstanding as of the Conversion Event by (B) $10 by (2) the greater of $3.43 and the current market price (as determined in accordance with Section B.5(e) below) as of the date of the Conversion Event of one share of Common Stock, subject to appropriate adjustment in the event of any stock split, reverse stock split, or similar transaction with respect to the Class B Preferred Stock (excluding all dividends cumulated and unpaid thereon). All cumulated and unpaid dividends on the Class B Preferred Stock shall, immediately prior to the consummation of a Conversion Event, be converted into a number of shares of Common Stock which shall be equal to the quotient obtained by dividing (1) the aggregate dollar amount of such cumulated and unpaid dividends on the Class B Preferred Stock by (2) the greater of $3.43 and the current market price (as determined in accordance with Section B.5(e) hereof) as of the date of the Conversion Event of one share of Common Stock.
The number of shares of Common Stock determined in accordance with the prior sentence shall be distributed to the holders of Class B Preferred Stock, pro rata as their interests appear in the Class B Preferred Stock Register.

                b.      Conversion Procedures.

                (1) Upon the occurrence of a Conversion Event, all holders of shares of Class B Preferred Stock shall surrender the certificate or certificates evidencing such shares of Class B Preferred Stock at the office of the transfer agent for the Class B Preferred Stock, which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the

        Corporation or in blank, or accompanies by proper instruments of transfer to the Corporation or in blank.

                (2) The Corporation shall, as soon as practicable after such surrender of certificates evidencing shares of Class B Preferred Stock and compliance with any other conditions herein contained or reasonably requested by the Corporation, deliver at the office of such transfer agent for transmittal to the Person for whose account such shares of Class B Preferred Stock were so surrendered, or to the nominee or nominees of such Person, certificates evidencing the number of shares of Common Stock (collectively, the "Conversion Instruments"). Subject to the following provisions of this Section B,5(b)(2), such conversion shall be deemed to have been made as of the date of the Conversion Event so that the rights of the holder thereof as to the shares of Class B Preferred Stock being converted shall cease except for the right to receive one or more Conversion Instruments in accordance herewith, and the Person(s) who are to receive any such Conversion Instruments shall be treated for all purposes as the record holder or holders of any such Conversion Instrument as of such date.

                c. Reclassification, Consolidation, Merger or Sale of Assets. In case of any reclassification of the Common Stock, any consolidation of the Corporation with, or merger of the Corporation into, any other Person, any merger of another Person into the Corporation (other than in such a consolidation or a merger in which the Corporation is the surviving or continuing corporation and which does not result in any reclassification, conversion, exchange, or cancellation of outstanding shares of Common Stock of the Corporation), any sale, lease, exchange, or transfer of all or substantially all the assets of the Corporation, then lawful provision shall be made as part of the terms of such transaction whereby the holder of each share of Class B Preferred Stock then outstanding shall have the right thereafter, subject to Section B.5(a), during the period such share of Class B Preferred Stock shall be convertible, to convert such share only into the kind and amount of securities, cash, and other property receivable upon such reclassification, consolidation, merger, sale, or transfer by a holder of the number of shares of Common Stock of the Corporation into which such share of Class B Preferred Stock might have been converted immediately prior to such reclassification, consolidation, merger, sale, or transfer. The Corporation, the Person formed by such consolidation or resulting from such merger (if other than the Corporation), or which acquires such assets or which acquires the Corporation's shares, as the case may be, shall make provision in its certificate or articles of incorporation or other constituent document to establish the right set forth in the immediately preceding sentence. Such certificate or articles of incorporation or other constituent document shall provide for adjustments which, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section B,5. The above provisions shall similarly apply to successive reclassifications, consolidations, mergers, sales, or transfers.

                d. Transfer Taxes; Etc. The Corporation shall pay any and all documentary stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of any shares of Common Stock on conversion of the Class B Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Common Stock (or other securities or assets) in a name other than that of the record holder of the shares to be converted and no such issue or delivery shall be made unless and until the Person requesting such issue or delivery has paid to the Corporation the amount of such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

                e. Current Market Price. For the purpose of any computation of current market price hereunder, the current market price per share of Common Stock on ay date shall be deemed to be the average of the daily closing prices for the 60 consecutive trading days for the day in question. The closing price for each day shall be the last reported sale price, or, in case no such reported sale takes place on such day, the closing bid price, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq National Market or, if such prices are not available, the fair market value or a share of Common Stock as reasonably determined in the good faith judgement of the Board of Directors.

        6. Optional Redemption. The Class B Preferred Stock is not subject to mandatory redemption, sinking fund, or other similar provisions. Notwithstanding any other provision hereof (except for the provisions of this Section 6), the Class B Preferred Stock may be redeemed at the Corporation's option (to the extent the Corporation lawfully may do so) at any time, in whole but not in part, at a redemption price per share equal to the Liquidation Preference per share as of the date fixed for redemption (the "Class B redemption Price");

provided, that the Class B Preferred Stock may not be redeemed if, at the time of such redemption, the Corporation has not declared and paid, or pays contemporaneously therewith, to the holders of Class B Preferred Stock in cash all dividends cumulated and unpaid thereon as of the date fixed for such redemption. The Corporation shall cause to be mailed to each holder of Class B Preferred Stock at his last address as it shall appear in the Class B Preferred Stock Register, at least 30 days and not more than 60 days prior to the date of such redemption, a notice (a "Class B Redemption Note") stating the date on which such redemption is expected to take place (the "Class B Redemption Date"). Except as otherwise required by applicable law, the failure to give any such notice, or any defect therein, shall not affect the validity of such redemption.

        On the Class B Redemption Date, the holders of shares of Class B Preferred Stock which have been redeemed shall surrender certificates representing such shares to the Corporation at its principal place of business or as otherwise specified in the Class B Redemption Notice, and thereupon the Class B Redemption Price of such shares shall be paid to the order of the Person whose name appears on such certificate or certificates and each surrendered certificate shall be canceled. Notice having been given as aforesaid, from and after the Class B Redemption Date, unless there shall have been default in payment of the Class B Redemption Price, all rights of the holders of such redeemed shares of Class B Preferred Stock, except the right to receive the Class B Redemption Price without interest upon surrender of their certificate or certificates, shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. In addition, from and after the date the Corporation shall irrevocably deposit with a bank having capital and surplus in excess of $100 million, which bank shall be named in the Class B Redemption Notice, an amount equal to the Class B Redemption Price of the shares of Class B Preferred Stock to be redeemed in trust for the holders of such shares of Class B Preferred Stock so called for redemption, except the right to receive such Class B Redemption Price without interest upon surrender of their certificate or certificates, shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to outstanding for any purpose whatsoever. The Corporation will not, and will not permit any subsidiary of the Corporation to, purchase or acquire any shares of Class B Preferred Stock otherwise than pursuant to the terms of this Section B.6 or pursuant to an offer made ratably (based on the respective Liquidation Preferences of the Class B Preferred Stock) to all holders of the Class B Preferred Stock at the time outstanding.

        Each holder of Class B Preferred Stock shall have the right, by delivery of written notice to the Corporation within 20 days after receiving a Class B Redemption Notice (as defined in Section B.6), to convert (a "Class B Redemption Conversion") so many of such holder's shares of Class B Preferred Stock as are permitted pursuant to this paragraph into fully-paid and nonassessable shares of Common Stock at a conversion rate per share which shall be equal to the quotient obtained by dividing (1) the Liquidation Preference by
(2) the greater of (X) the current market price (as determined in accordance with Section B.5(e)) as of the date of the Conversion Event and (Y) $3.43. Such notice shall specify (i) the number of shares of Class B Preferred Stock so to be converted and (ii) the name or names (with address) in which a certificate or certificates evidencing shares of Common Stock are to be issued. Notwithstanding the other provisions of this paragraph, the outstanding Class B Preferred Stock may be converted only into a number of shares of Common Stock that, when aggregated with all shares of Common Stock into which the Series 1 Preferred Stock has been or may be converted, is equal to, but is not in excess of, 50% of the Common Stock on a fully-diluted basis. Any shares of Class B Preferred Stock not so converted shall be redeemed in accordance with the Class B Redemption Notice. In conjunction with a Class B Redemption Conversion, all cumulated and unpaid dividends on the Class B Preferred Stock to be so converted shall be paid in cash.

        7. Voting. The holders of Class B Preferred Stock will not have any voting rights except as set forth in Sections B.8 and B.9, or as otherwise from time to time required by law. In connection with any right to vote, each holder of Class B Preferred Stock will have one vote for each share held. Any shares of Class B Preferred Stock held by the Corporation or any entity controlled by the Corporation shall not have voting rights hereunder and shall not be counted in determining the presence of a quorum.

        8. No Senior or Pari Passu Stock. So long as any share of Class B Preferred Stock is issued and outstanding, the Corporation shall not, without the prior written consent of holders of at least two-thirds of the issued and outstanding shares of Class B Preferred Stock, authorize or issue any additional shares of Class B Preferred Stock or of any other class or series of capital stock, that has powers, preferences, or rights superior or preferable to, or on a parity with, the powers, preferences, and rights of the Class B Preferred Stock, whether with respect to dividend payments, redemption rights, premium on redemption, sinking fund provisions, conversion rights, liquidation rights, or otherwise, or any securities convertible into or exchangeable or exercisable for any such superior, preferred, or pari passu securities. Notwithstanding the foregoing, the issuance by the Corporation of an aggregate of 8,600,000 shares of Series 1 Preferred Stock and 8,600,000 shares of Series 2 Preferred Stock on the Closing Date and any additional shares of Series 1 and/or Series 2 as required by Section A,5 is expressly permitted.

        9. Amendments; Modifications; Repeal. So long as any shares of Class B Preferred Stock are issued and outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of Class B Preferred Stock at the time outstanding, voting as a separate class, amend, modify, or repeal any provision of the Certificate of Incorporation relating to the Class B Preferred Stock (including, without limitation, provisions of this Certificate of Designations) or, if such amendment, modification, or repeal would adversely affect the powers, preferences, or special rights of the shares of Class B Preferred Stock, any other provision of the Certificate of Incorporation; provided, however, that without the consent of each affected holder of a share of Class B Preferred Stock, no such amendment, modification, or repeal shall (i) reduce the number of shares whose holders must consent to an amendment, modification, or repeal;
(ii) reduce the rate of or extend the time for payment of dividends on any share or change the form of such payment; (iii) reduce the amount of any redemption payment or extend the time for payment thereof; or (iv) waive any arrearage in the payment of any dividend, any redemption payment or the Liquidation Preference of any share, or reduce the amount of the Liquidation Preference.

        10.     General Provisions.

                a. The headings of the sections herein are for convenience of reference only and shall not define, limit, or affect any of the provisions hereof.

                b. Each holder of Class B Preferred Stock, by acceptance thereof, acknowledges and agrees that any and all payments of dividends and distributions on, and redemption and repurchase of, such securities by the Corporation shall at all times be subject to (i) any and all restrictions, including restrictions resulting indirectly from financial coverage limitations and ratios, contained in (A) the Credit Agreement and (B) the Senior Note Indenture; and (ii) any and all applicable state or federal laws (including, without limitation, 8 Del. C. Sections 160, 170), rules, and regulations and any and all orders of any state or federal governmental authority.

        c. If, within 30 days of notice thereof, the holders of a majority of either of the Series 1 Preferred Stock or the Class B Preferred Stock shall object to any determination with respect to any of the Series 1 Preferred
Stock, the Series 2 Preferred Stock, or the Class B Preferred Stock by the
Board of Directors of the fair market value of any consideration other than cash or of any assets, rights, evidence of indebtedness, or shares or other securities and if the Corporation and representatives of such holders are unable to agree on such fair market value, then the Corporation and such holders shall, within 30 days following receipt of notice from such holders, appoint a mutually agreeable investment banking firm of national standing to determine the fair market value. If the Corporation and such holders cannot agree upon such an investment banking firm within an additional 15 days, they each shall appoint (and separately pay the fees of) an investment banking firm of national standing to determine such fair market value, and, if such firms cannot agree, they shall in turn appoint an investment banking firm of national standing (whose fees shall be borne equally by the Corporation and such holders) which shall independently determine such fair market value. The final determination made pursuant to this paragraph shall be final and binding upon the Corporation and all holders of Series 1 Preferred Stock and Class B Preferred Stock, as the case may be.

        11. Taxes. The Corporation shall pay any and all documentary, stamp, or similar issue or transfer tax that may be payable in respect of the redemption of any of the Class B Preferred Stock pursuant to Section B.6 hereof or conversion of any Class B Preferred Stock pursuant to section B.5 hereof; provided, however, that the Corporation shall not in any event be required to pay any federal, state, or local income or other taxes of any holder of Class B Preferred Stock or Common Stock resulting from such redemption, issuance or conversion.

        c.      Provisions Relating to the Common Stock and Nonvoting Common
Stock.

        1. Relative Rights. Common Stock and Nonvoting Common Stock shall have identical rights and privileges in every respect, except as set forth in Section C.3 below.

        2. Allocation of Dividends. Subject to the prior rights and preferences of any issued and outstanding shares of Preferred Stock, the holders of shares of Common Stock and Nonvoting Common Stock shall be entitled to receive such dividends, payable in cash, property, stock or otherwise, as may be declared thereon by the Board of Directors of the Corporation at any time and from time to time out of any funds of the Corporation legally available therefor; provided, however, that (i) except as provided in clause (ii) below, all dividends (including, without limitation, any grant or distribution of rights to subscribe for or purchase shares of capital stock or securities or indebtedness convertible into shares of capital stock of the Corporation) shall be shared equally and ratably by holders of shares of Common Stock and Nonvoting Common Stock as if all such shares were of a single class, and (ii) dividends payable in shares of Common Stock (or rights to subscribe for or purchase shares of Common Stock or securities or indebtedness convertible into shares of Common Stock) may be paid only on shares of Common Stock and dividends payable in shares of Nonvoting Common Stock (or rights to subscribe for or purchase shares of Nonvoting Common Stock or securities or indebtedness convertible into shares of Nonvoting Common Stock) may be paid only on shares of Nonvoting Common Stock; provided, however, that the number of shares of Common Stock (or rights to purchase shares of Common Stock or securities or indebtedness convertible into shares of Common Stock) payable as a dividend in respect of a share of Common Stock shall equal the number of shares of Nonvoting Common Stock (or rights to purchase shares of Nonvoting Common Stock or securities or indebtedness convertible into shares of Nonvoting Common Stock) contemporaneously payable as a dividend in respect of a share of Nonvoting Common Stock.

        3.      Voting Rights.   The shares of Common Stock shall be fully
voting stock at the rate of one vote for each share of Common Stock held. The holders of Nonvoting Common Stock shall not be entitled to vote on any matter submitted to the stockholders of the Corporation except as otherwise expressly required by law, in which case holders of Nonvoting Common Stock shall vote (at the rate of one vote for each share of Nonvoting Common Stock held) with holders of Common Stock as a single class on such matter unless otherwise required by law.

        4.      Liquidation.   After payment shall have been made in full to
the holders of Preferred Stock in the event of any liquidation, dissolution, or winding up of the affairs of the Corporation, the remaining assets and funds of the Corporation shall be distributed among the holders of the Common Stock and Nonvoting Common Stock according to their respective shares. For the purposes of this Section C.4 neither the merger nor the consolidation of the Corporation into or with another corporation, or the merger or consolidation of any other corporation into or with the Corporation, or the voluntary sale, conveyance, exchange, transfer, or other disposition (for cash, shares of stock, securities, or other consideration) of all or substantially all of the property or assets of the

Corporation, shall be deemed to be a voluntary or involuntary liquidation, dissolution, or winding up of the Corporation.

        5. Conversion of Nonvoting Common Stock. Upon the occurrence of a Qualifying IPO or a Consent Conversion, each share of Nonvoting Common Stock shall be converted into one share of Common Stock, subject to appropriate adjustment if there shall be any stock split, reverse stock split, stock dividend declared to all holders of Common Stock or similar change in Common Stock after the date hereof. Any such adjustment shall be determined by the Board of Directors of the Corporation in its sole discretion. Upon or at any time following the occurrence of a Redemption Conversion, the Board of Directors of the Corporation may declare, by written notice directed to each record holder of Nonvoting Common Stock, that each share of Nonvoting Common Stock shall be converted into one share of Common Stock (subject to appropriate adjustment in accordance with the first and second sentences hereof) effective as of the date set forth in such notice. Any conversion of shares of Nonvoting Common Stock into shares of Common Stock pursuant to this Section C.5 shall be evidenced by the delivery to the Corporation at its principal executive office of the duly endorsed certificates representing shares of Nonvoting Common
Stock to be converted. Shares of Nonvoting Common Stock may be converted into shares of Common Stock only in accordance with this Section C.5. The Corporation shall at all times reserve and keep available, out of its authorized stock, solely for the purpose of effecting the conversion of the Nonvoting Common Stock, such number of shares of its Common Stock, free of preemptive or similar rights, as shall from time to time be sufficient to effect the conversion of all shares of Nonvoting Common Stock from time to time outstanding. The Corporation shall from time to time, in accordance with the laws of the State of Delaware, increase the authorized number of shares of Common Stock if at any time the number of authorized and unissued shares of Common Stock shall not be sufficient to permit the conversion of all the then outstanding shares of Nonvoting Common Stock.




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                                       34

                                                                     EXHIBIT A1


                   FORM OF 10% JUNIOR SUBORDINATED DEBENTURE


        THIS 10% JUNIOR SUBORDINATED DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT OR ANY APPLICABLE STATE SECURITIES LAWS OR THE RULES AND REGULATIONS THEREUNDER.


                              NEODATA CORPORATION
                       10% JUNIOR SUBORDINATED DEBENTURE
                                DUE MAY 1, 2004


$                                                                       , 19
 -------------                                              ------------    --


        FOR VALUE RECEIVED, Neodata Corporation, a Delaware corporation
("Maker"), hereby promises to pay to                                  ("Payee"),
                                    ---------------------------------
at                                                 or such other place as Payee
   -----------------------------------------------
may designate from time to time in writing to Maker, the principal sum of
                                   Dollars ($           ), in lawful money of
----------------------------------           -----------
the United States of America in immediately available funds, on May 1, 2004
(the "Final Maturity Date"), together with interest on the principal balance hereof at a rate of the lesser of (i) ten percent (10%) per annum or (ii) the highest rate allowed by applicable law.


1. Payment of Principal and Interest. The principal of and interest upon this Debenture shall be due and payable as follows:

        (a) Interest on the unpaid principal balance hereof from time to time outstanding shall accrue from the date hereof on a quarterly basis at the annual rate set forth above and shall be payable in equal quarterly installments on the last day of March, June, September, and December of each year (unless such day is not a business day, in which event on the next succeeding business day) (each, an





                                      A1-1

"Interest Payment Date"), commencing on the first Interest Payment Date occurring after the date hereof, to Payee as of such Interest Payment Date.

        (b) Subject to paragraph 2, the principal amount of this Debenture, together with all accrued and unpaid interest thereon, shall become due and payable in full upon the earliest to occur of (i) the dissolution, liquidation, or winding up of Maker, (ii) the expiration of 365 days after the payment or other discharge of Senior Notes (as hereinafter defined) representing more than 90% of the aggregate principal amount of all such Senior Notes outstanding as of November 1, 1994, and (iii) the Final Maturity Date.

        (c) Notwithstanding the foregoing, Maker may prepay this Debenture, in whole or in part, without premium, penalty, or fee.

2.  Subordination.

        (a) Debenture Subordinated to Senior Debt. Maker, for itself and its successors, and Payee, by its acceptance of this Debenture, agree that the payment of the principal of and interest (including any post-petition interest accrued following the filing of any action under a Debtor Relief Law (as hereinafter defined)) on this Debenture by Maker is subordinated and subject in right of payment, to the extent and in the manner provided herein, to the prior payment of Senior Debt (as hereinafter defined). The term "Senior Debt" means all the indebtedness and obligations of Maker including, without limitation, Maker's senior indebtedness issued pursuant to the terms and conditions of any senior bank facility and all other indebtedness for borrowed money, purchase money indebtedness, or indebtedness under capitalized leases, whether now existing or hereafter incurred, and any debt incurred in replacement, refinancing, extension, or refunding thereof, in each case in respect of Maker or any subsidiary thereof. The term "Debtor Relief Laws" means the Bankruptcy Code of the United States, as amended, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

                This Debenture will constitute a continuing offer to all persons who, in reliance upon its provisions, become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt, and such holders are made obligees under this paragraph 2 of the Debenture and they and/or each of them may enforce the provisions of this paragraph 2.





                                      A1-2

        (b)     No Cash Payment on Debenture in Certain Circumstances.

               (i) No cash payment will be made on account of principal of or interest on this Debenture, or to acquire this Debenture for cash, securities, or property, or on account of the redemption or repayment of this Debenture, (x) upon the maturity of any Senior Debt by lapse of time, acceleration, or otherwise, unless and until all principal thereof and interest thereon shall first be paid in full in cash, or such payment duly provided for in cash, or (y) in the event that Maker defaults in the payment of any principal of or interest on or any other amounts payable on or due in connection with any Senior Debt when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, unless and until such default has been cured or waived in writing.

               (ii) Upon the happening of an event of default (or if an event of default would result upon any payment with respect to this Debenture) with respect to any Senior Debt, as such event of default is defined in the instrument evidencing such Senior Debt or under which it is outstanding, or any related document, permitting the holder to accelerate its maturity (if the default is other than a default in payment of the principal of or interest on or other amount due in connection with such Senior Debt), upon written notice of the event of default given to Maker by the holders of any such Senior Debt, then, unless and until such event of default has been cured or waived in writing, no cash payment will be made by Maker with respect to the principal of or interest on this Debenture or to acquire this Debenture for cash, property, or securities.

               (iii) If any cash payment or distribution of assets of Maker is received by the Payee at a time when that payment or distribution should not have been made because of subparagraphs (b)(i) or (b)(ii) immediately above, such payment or distribution will be received and held in trust for and will be paid over to the holders of Senior Debt which is due and payable and remains unpaid or unprovided for (pro rata as to each of such holders on the basis of the respective amounts of Senior Debt which is due and payable held by them) until all such Senior Debt has been paid in full or provided for in cash, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Debt.

        (c) Debenture Subordinated to Prior Payment of All Senior Debt on Dissolution, Liquidation, or Reorganization. Upon any distribution of assets of





                                      A1-3

Maker upon any dissolution, winding up, liquidation, or reorganization of Maker (whether in bankruptcy, insolvency, receivership, or similar proceeding related to Maker or its property or upon an assignment for the benefit of creditors or otherwise):

                (i) the holders of all Senior Debt will first be entitled to receive payment in full in cash of the principal of and interest due on Senior Debt and other amounts due in connection with Senior Debt (including interest accruing subsequent to the filing of a petition under applicable bankruptcy, insolvency, or other similar law or the appointment of a liquidator, custodian, receiver, assignee, trustee, sequestrator (or similar official) of Maker or ordering of the winding up or liquidation of the affairs of Maker) at the rate provided for in the documents governing the Senior Debt, whether or not such interest is an allowed claim enforceable against the debtor in a bankruptcy case under Title 11 of the United States Code, before the Payee of this Debenture is entitled to receive any payment on account of the principal of or interest on this Debenture;

                (ii) any payment or distributions of assets of Maker of any kind or character, whether in cash, property, or securities, to which the Payee of this Debenture would be entitled except for the provisions of this Debenture will be paid by the liquidating trustee or agent or other person making such a payment or distribution directly to the holders of Senior Debt or their representatives to the extent necessary to make payment in full in cash of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Debt; and

                (iii) if, notwithstanding the foregoing, any payment or distribution of assets of Maker of any kind or character, whether in cash, property, or securities is received by the Payee on account of principal of or interest on this Debenture before all Senior Debt is paid in full or provided for in cash, such payment or distribution will be received and held in trust for and will be paid over to the holders of the Senior Debt remaining unpaid or unprovided for or their representatives for application to the payment of such Senior Debt until all such Senior Debt has been paid in full or provided for in cash, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Debt.





                                      A1-4

                Maker will give prompt written notice to the Payee of any dissolution, winding up, liquidation, or reorganization of it or any assignment for the benefit of its creditors and of any event of default in respect of Senior Debt.

        (d) Payee of Debenture to Be Subrogated to Rights of Payees of Senior Debt. Following the payment in full in cash or provision for payment in full of all Senior Debt, the Payee will be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of assets of Maker applicable to the Senior Debt until all amounts owing on this Debenture shall be paid in full; and, for the purpose of such subrogation, no such payments or distributions to the holders of Senior Debt by or on behalf of Maker or by or on behalf of the Payee by virtue of this Debenture which otherwise would have been made to the Payee will, as between Maker and the Payee, be deemed to be a payment by Maker to or on account of this Debenture, it being understood that the provisions of this paragraph 2 are and are intended solely for the purpose of defining the relative rights of the Payee, on the one hand, and the payees of the Senior Debt, on the other hand.

        (e) Obligations of Maker Unconditional. Nothing contained in this Debenture or elsewhere is intended to or will impair, as between Maker and the Payee, the obligations of Maker, which are absolute and unconditional, to pay to the Payee the principal of and interest on this Debenture as and when they become due and payable in accordance with their terms, or is intended to or will affect the relative rights of the Payee and creditors of Maker other than the holders of the Senior Debt, nor will anything herein or therein prevent the Payee from exercising all remedies otherwise permitted by applicable law upon default under this Debenture, subject to the rights, if any, under this paragraph 2 of the holders of Senior Debt in respect of cash, property, or securities of Maker received upon the exercise of any such remedy.

        (f) Subordination Rights Not Impaired by Acts or Omissions of Maker or Holders of Senior Debt. No right of any present or future holder of any Senior Debt to enforce subordination as provided herein will at any time in any way be prejudiced or impaired by any act or failure to act on the part of Maker or by any act or failure to act by any such holder, or by any noncompliance by Maker with the terms of this Debenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The holders of Senior Debt may extend, renew, modify, or amend the terms of the Senior Debt or any note therefor and release, sell, or exchange such note and otherwise deal freely with Maker all without affecting the liabilities and obligations of the Payee. No amendment to




                                      A1-5
these provisions will be effective against the holders of any Senior Debt who have not consented thereto in writing.

3. No Director, Officer, or Stockholder Liability. No recourse shall be had for the payment of the principal of, or the interest on, this Debenture, or for any claims based hereon or otherwise in respect hereof, against any past, present, or future incorporator, stockholders, officer, or director of Maker; such liability being, by acceptance and as a part of the consideration for the issuance hereof, expressly released.

4. Compliance with Usury Laws. Any provision herein, or any other document executed or delivered in connection herewith, or in any other agreement or commitment, whether written or oral, expressed or implied, to the contrary notwithstanding, Payee shall not in any event be entitled to receive or collect, nor shall or may amounts received hereunder be credited, so that Payee shall be paid, as interest, a sum greater than the maximum amount permitted by applicable law to be charged to the person, partnership, firm, or corporation primarily obligated to pay the Maker's obligations under this Debenture (the "Obligations") at the time in question. If any construction of this Debenture, or any other document executed or delivered in connection herewith, indicates a different right given to Payee to ask for, demand, or receive any larger sum as interest, such is a mistake in calculation or wording which this clause shall override and control, it being the intention of Maker and Payee that this Debenture and any other documents executed in connection herewith conform strictly to applicable usury laws. In no event shall the amount treated as the total interest exceed the maximum amount of interest which may be lawfully contracted for, charged, taken, received, or reserved by Payee in accordance with the applicable usury laws, taking into account all items which are treated as interest under applicable law, computed in the aggregate over the full term of the loan evidenced hereby. In the event that the aggregate of all consideration which constitutes interest under applicable law that is taken, reserved, contracted for, charged, or received under this Debenture and any other documents executed in connection herewith shall ever exceed the maximum nonusurious rate under applicable law, any sum in excess thereof shall be applied to the reduction of the unpaid principal balance of the Maker's Obligations and if the Maker's Obligations are paid in full, any remaining excess shall be paid to Maker. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the maximum nonusurious rate under applicable law, if any, Maker and Payee shall, to the maximum extent permitted under applicable law, (a) characterize any nonprincipal amount as an expense or fee rather than as interest, (b) exclude voluntary prepayments and the effects



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
thereof, or (c) "spread" the total amount of interest throughout the entire term of the Maker's Obligations so that the interest rate is uniform throughout the entire term of the Maker's Obligations; provided, however, that if the Maker's Obligations are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the maximum nonusurious rate, if any, Payee shall refund to Maker the amount of such excess.

5. Governing Law. This Debenture shall be deemed to be a contract made under the laws of the State of Texas, and for all purposes shall be governed by, and shall be construed in accordance with, the internal laws of such state, without regard to the conflicts of law principles hereof.

6. Waiver. Maker and every guarantor and endorser hereof hereby waive presentment, demand, notice of nonpayment, notice of dishonor, notice of intent to accelerate, notice of acceleration, protest, and all other demands and notices in connection with the delivery, acceptance, performance, and enforcement of this Debenture. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

        IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed and delivered on its behalf by its officer thereunto duly authorized as of the date first above written.

                                        NEODATA CORPORATION


                                        By: _________________________________
                                        Name: _______________________________
                                        Title: ______________________________





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